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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              GTE Corporation
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Charles R. Lee                                         [LOGO]   GTE Corporation
Chairman and
Chief Executive Officer



Dear GTE Shareholder:

If you recently voted on our proposed merger with Bell Atlantic and other proposals to be decided at the annual shareholders' meeting, thank you for your participation. If you haven't had a chance to review the proxy materials we recently sent you, I'd like to ask you to do so now and vote your shares as soon as possible.

These are exciting times in telecommunications and I'm very enthusiastic about where GTE is headed. Partnering with Bell Atlantic will create a company with the skills, assets and scope to lead the telecommunications industry. With your approval, this new company will be:

     . One of the world's premier telecommunications providers
     . One of the largest local exchange carriers in the U.S.
     . One of the country's largest wireless providers
     . A major provider of data and Internet solutions

The combined company will be well-positioned to compete effectively, grow at an accelerated pace and build long-term value. However, we need the approval of our shareholders to move forward.

If you haven't already voted, please take a few minutes to do that now. No matter how many shares you own, your vote is very important. For your convenience, you can vote over the phone, on the Internet, or by mail. Please follow the easy instructions on the enclosed proxy card.

For more information about the merger or an additional copy of the proxy materials, please contact us at 1-800-859-8509 or visit our merger Web site at www.mergerinfo.com. I appreciate your confidence in GTE and wish to thank you
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for taking the time to vote.

Sincerely,

/s/ Charles R. Lee

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                                  [LOGO] GTE
                    1999 ANNUAL MEETING OF GTE SHAREHOLDERS
                                 MAY 18, 1999

                               ATLANTA, GEORGIA

                                                                         [LOGO]
Dear Fellow GTE Shareholder:

If you haven't yet voted your shares in connection with GTE's Annual Meeting on May 18, 1999, please take a few minutes to do so today. We may not have received your proxy because of mail delays. If you already voted, thank you for your participation.

This year, one of the most important matters before our shareholders is the proposed merger of GTE and Bell Atlantic. We believe the merger will create one of the world's leading telecommunications companies, which will be well-positioned to lead the industry into the future. The GTE Board of Directors unanimously recommends that you vote FOR the proposed merger.

For your convenience, you may vote your proxy:

     . By phone
       --------
       Simply call the number shown on the enclosed proxy card and follow the recorded instructions.

     . Over the Internet
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       Log on to the website listed on the enclosed proxy card and follow the instructions.

     . By mail
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       Complete and sign your proxy card and return it in the enclosed postage-paid envelope.

Your vote is very important to GTE! If you have any questions or need an additional copy of the proxy materials, please call 1-800-859-8509 or visit our merger website at www.mergerinfo.com.
                  ------------------

Thank you for your vote,

/s/ Marianne Drost

Marianne Drost
Corporate Secretary


         Please return your proxy before the May 18th Annual Meeting!